UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

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Sequa Corporation
(Exact name of registrant as specified in its charter)

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Delaware	1-804	13-1885030
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

200 Park Ave.
New York, New York 10166
(Address of principal executive offices)

(212) 986-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 9, 2007, Sequa Corporation, a Delaware corporation (the “Company”), announced that it had entered an Agreement and Plan of Merger, dated as of July 8, 2007 (the “Merger Agreement”), with Blue Jay Acquisition Corporation, a Delaware corporation (“Parent”), and Blue Jay Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Co”). On December 3, 2007, the Company announced the completion of the merger of Merger Co with and into the Company (the “Merger”).

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 18, 2007, the Company provided notice of redemption to the holders of its existing 9% Senior Unsecured Notes due 2009 (the “2009 Notes”) and  8 7/8% Senior Unsecured Notes due 2008 (the “2008 Notes” and, together with the 2009 Notes, the “Notes”) conditional upon the closing of the Merger (the “Condition”).  On December 3, 2007, upon the consummation of the Merger, the Condition was satisfied and the Notes were redeemed for an aggregate amount of approximately $761.8 million.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 3, 2007, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been consummated and, accordingly, the holders of the outstanding shares of Class A Common Stock and of Class B Common Stock of the Company (together, the “Common Stock”), other than shares held in the Company’s treasury or owned by Merger Co or Parent, had, except as otherwise agreed, become entitled to receive $175.00 per share in cash, without interest, for each share of the Common Stock. The Company requested that trading of its Common Stock on the NYSE be suspended, effective at the opening of business on the business day immediately following the closing of the Merger.

Item 3.03. Material Modification to Rights of Security Holders.

On December 3, 2007, pursuant to the terms of the Merger Agreement, each share of the Common Stock (other than shares held in the Company’s treasury or owned by Merger Co or Parent) issued and outstanding immediately prior to the effective time of the Merger was, except as otherwise agreed, canceled and automatically converted into the right to receive $175.00 per share in cash, without interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 3, 2007

Sequa Corporation
By: /s/ Kenneth J. Binder
Kenneth J. Binder
Executive Vice President, Finance
(Principal Financial Officer)